Exhibit (c)(6)

The Special Committee of 21st Century Insurance Group Discussion Materials December 1, 2006 Confidential Presentation to:

Key Assumptions and Valuation 15% financial leverage. 2.5x operating leverage. 15x – 17x terminal P/E multiples. 11% - 12% discount rates. Annual pre-tax cost savings of $50 million. Utilizes management projections. Key Assumptions Valuation at December 31, 2006 Valuation Per Share 1 Discount Rate 11.0% 12.0% Terminal 15.0 x $2,277 $2,209 Equity Value at 12/31/06 P/E 16.0 x $2,399 $2,327 Multiple 17.0 x $2,521 $2,444 Equity Value Range $2,209 $2,521 Discount Rate 11.0% 12.0% Terminal 15.0 x $26.39 $25.60 Equity Value at 12/31/06 P/E 16.0 x $27.80 $26.96 Multiple 17.0 x $29.21 $28.32 Equity Value Range $25.60 $29.21

Choice of Terminal Multiple TW Historical Average Price to Forward Earnings (1) P/E Differential Since 2000, 21st Century has traded at a median P/E of 16.4x. 21st Century has, for several years, traded at a premium P/E valuation relative to its peers. In light of its historical trading range, its current trading P/E of 17.9x does not appear to be materially out of line. Given the length of time that the Company has traded at a premium P/E, it would be inappropriate for the terminal multiple range used at the end of a five year projection period not to reflect the longer-term historical P/E level. Observations ___________________________ Source: FactSet. Market Data as of November 27,2006. Note: Personal Lines Comps include: ALL, CGI, MCY, PGR, SAFC, STFC and THG. P/Es for the comp set uses median values. Price to earnings calculated as average annual price divided by forward mean earnings estimate. Median: 16.4x Median: 5.9x Median: 4.0x Median: 3.2x 2 29.6x 27.0x 21.6x 16.1x 16.4x 14.2x 14.9x 17.9x 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 2000 2001 2002 2003 2004 2005 2006 Current 6.5x 5.4x 4.0x 8.8x 5.4x 3.9x 5.9x 1.4x 3.0x 1.0x 3.2x 4.9x 10.1x 3.3x 4.0x 4.0x 17.4x 11.8x 4.0x 20.2x 12.0x 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 2000 2001 2002 2003 2004 2005 2006 TW - PGR TW - MCY TW - Personal Lines Comps Current P/E TW 17.9 x PGR 11.9 x MCY 12.2 x Prsnl Lines Comps 10.3 x

Financial and Operating Leverage Our assumptions for financial and operating leverage accurately reflect those of 21st Century’s closest peers and are validated by independent views in the analyst community. “TW’s conservatism is evident in the company’s low degree of investment risk, operating leverage and financial leverage. It is our view that if TW were to take on the level of investment, operational, and financial leverage that is typical for its ratings, the company could raise its earnings by 15% - 20%. As the company executes on its business strategy and gains diversification into new states, we believe that this pressure for an unusually high level of conservatism will relax, allowing the company more flexibility to use its substantial investment, operating, and financial capacity to grow earnings per share significantly faster than the industry even if the auto-pricing environment is poor.” - Oppenheimer, April 2006 Analyst Commentary on Financial and Operating Leverage ___________________________ Source: FactSet, SNL Financial and OneSource. Market Data as of November 27,2006. Financial Data as of September 30, 2006. Statutory Data as of December 31, 2005. Note: Personal Lines Comps include: ALL, CGI, MCY, PGR, SAFC, STFC and THG. Leverage calculations for the comp set uses median values. “GAAP book value per share has advanced regularly over the past several quarters, and just as importantly, statutory surplus has grown commensurately and allows the company considerable flexibility in regard to operating leverage with rating agency and regulatory parameters [for operating leverage (net written premiums to surplus)] for auto underwriters usually in the 2.5x to 3.0x range.” - Morgan Keegan, November 2006 Financial Leverage at 9/30/2006 2005 Operating Leverage Average: 13.2% Average: 2.3x 3 15.0% 7.7% 16.8% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% PGR MCY Personal Lines Comps 3.0x 2.0x 1.8x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x PGR MCY Personal Lines Coms

Sensitivity Analysis Sensitivity to Growth in Premiums and Combined Ratios Assumes 16.0x terminal multiple. Assumes 11% discount rate. Base Case: Utilized Mgmt Projections 4 Total Equity Value Equity Value Per Share Growth Offset Growth Offset 2,399 -5.0%pt -2.5%pt 0%pt +2.5%pt +5.0%pt -2%pt $2,479 $2,636 $2,807 $2,994 $3,200 -1%pt 2,311 2,450 2,603 2,771 2,958 +0%pt 2,143 2,265 2,399 2,548 2,723 +1%pt 1,975 2,080 2,197 2,335 2,488 +2%pt 1,807 1,895 2,001 2,121 2,253 +3%pt 1,639 1,715 1,807 1,908 2,018 Combined Ratio Equity Value Per Share Growth Offset 2,399 -5.0%pt -2.5%pt 0%pt +2.5%pt +5.0%pt -2%pt $28.73 $30.54 $32.53 $34.70 $37.08 -1%pt 26.78 28.39 30.16 32.11 34.28 +0%pt 24.83 26.24 27.80 29.53 31.56 +1%pt 22.88 24.10 25.46 27.06 28.84 +2%pt 20.93 21.96 23.18 24.58 26.11 +3%pt 18.99 19.87 20.93 22.10 23.39 Combined Ratio

Minority Buy-In Premiums Paid Analysis ___________________________ Source: Securities Data Corp. Note: List represents transactions in which target companies were listed in the U.S. Includes completed or pending transactions since 1998 where acquirer owned >50% of target before transaction. Acquired equity value of >$100 million. Final premiums are based on final bid per share compared with last published closing price per share prior to the initial deal announcement. Minority cash buy-in premiums vary, but they have averaged in the 40% range. It should be noted that buy-in premiums are calculated based on the actual trading price, which includes the impact of any pre-announcement run-up. Moreover, there is no indication of any takeover speculation in TW stock. Selected Cash Acquisitions of Minority Interests (1) 5 Transaction Date Transaction % Final Premiums Paid over Average Price for (2) Announced Effective Target Name Acquiror Name Value ($mm) 1 Day 7 Days 30 Days 90 Days 11/20/2006 Pending TD Banknorth Inc. TD Bank Financial Group $3,200.0 43.0% 6.5% 8.4% 9.1% 10.9% 03/17/2006 07/26/2006 William Lyon Homes General William Lyon 499.5 52.7% 44.0% 47.4% 30.7% 8.5% 02/06/2006 05/16/2006 Lafarge North America Lafarge SA 989.0 51.1% 14.8% 16.7% 24.4% 24.1% 10/18/2004 09/16/2005 John Q Hammons Hotels Inc. JQH Acquisiiton LLC 1,223.7 24.0% 112.2% 115.4% 118.1% 135.0% 01/27/2005 04/21/2005 Genencor International Inc. Danisco A/S 183.8 16.0% 23.9% 22.4% 19.9% 19.7% 08/02/2004 12/08/2004 Cox Communications Inc. Cox Enterprises Inc. 8,389.6 37.8% 26.0% 24.1% 23.4% 15.0% 06/02/2003 08/22/2003 Ribapharm Inc. ICN Pharmaceuticals Inc. 187.3 19.9% 23.0% 26.0% 39.2% 30.1% 07/08/2002 02/28/2003 International Specialty Products Samuel J. Heyman 138.0 20.0% 35.5% 37.8% 41.2% 19.4% 06/17/2002 08/05/2002 Fortress Group Inc. Lennar Corp. 112.2 26.9% 16.8% 20.7% 20.9% 20.7% 02/19/2002 04/11/2002 Travelocity.com Inc. Sabre Holdings Corp. 447.2 30.0% 45.8% 43.9% 23.0% 31.5% 10/10/2001 11/27/2001 TD Waterhouse Group Inc. Toronto-Dominion Bank 402.6 11.2% 53.2% 51.4% 36.2% 4.3% 05/23/2001 09/28/2001 Unigraphics Solutions Inc. Electronic Data Systems Corp. 208.5 14.0% 52.9% 64.2% 76.9% 66.7% 02/15/2001 09/28/2001 Westfield America Westfield America Trust 598.0 22.5% 12.5% 12.5% 12.5% 17.6% 03/26/2001 08/21/2001 CSFBdirect Credit Suisse First Boston 110.4 18.0% 140.0% 117.8% 84.2% 54.8% 08/14/2000 07/13/2001 BHC Communications Inc. News Corp. Ltd. 887.7 23.9% 16.4% 12.7% 11.1% 10.4% 10/27/2000 03/16/2001 Azurix Corp. Enron Corp. 330.1 33.1% 135.1% 133.9% 107.8% 44.7% 09/21/2000 03/09/2001 Hertz Corp. Ford Motor Co. 734.0 18.5% 46.4% 43.3% 21.9% 16.8% 07/24/2000 01/11/2001 Phoenix Investment Partners Phoenix Home Life Mutual 430.1 41.0% 44.0% 41.2% 51.5% 78.4% 03/17/2000 09/15/2000 Vastar Resources Inc. BP Amoco PLC 1,576.0 18.0% 16.2% 31.9% 51.1% 46.9% 04/24/2000 07/17/2000 Cherry Corp. Peter B. Cherry 130.5 48.9% 103.1% 101.1% 74.8% 75.1% 03/27/2000 06/27/2000 Hartford Life Inc. Hartford Financial Services Group Inc. 1,325.0 18.5% 18.6% 29.0% 42.9% 26.0% 03/14/2000 06/20/2000 Howmet International Inc. Alcoa Inc. 349.3 15.4% 13.5% 13.0% 13.5% 17.4% 03/23/2000 06/08/2000 Homestead Village Inc. Security Capital Group Inc. 156.8 13.0% 49.1% 57.3% 77.1% 76.5% 03/21/2000 04/20/2000 Travelers Property Casualty Corp. Citigroup Inc. 2,423.0 15.0% (3.8%) 0.8% (5.1%) (13.5%) 01/31/2000 04/20/2000 Thermo BioAnalysis Corp. Thermo Instrument Systems Inc. 167.9 16.0% 51.4% 55.7% 58.2% 59.4% 12/01/1999 04/19/2000 Boise Cascade Office Products Corp. Boise Cascade Corp. 205.3 18.8% 43.5% 50.5% 56.2% 57.2% 01/19/2000 02/09/2000 Trigen Energy Corp. Elyo 159.2 47.0% 23.7% 25.3% 27.8% 94.0% 05/07/1999 07/30/1999 J Ray McDermott SA McDermott International Inc. 514.5 37.0% 16.8% 14.2% 15.8% 32.3% 04/01/1999 08/15/1999 Aqua Alliance Inc. Vivendi SA 117.1 17.0% 28.9% 28.9% 78.5% 65.2% 03/21/1999 07/01/1999 Spelling Entertainment Group Inc. Viacom Inc. 191.6 19.1% 44.4% 42.7% 44.3% 37.9% 10/27/1998 12/14/1998 Citizens Corp. Allmerica Financial Corp. 212.4 18.0% 20.6% 18.9% 22.4% 18.2% Mean: 858.1 26.0% 41.1% 42.2% 42.2% 38.8% Median: 349.3 19.9% 28.9% 31.9% 36.2% 30.1% Acquired